                                                            DRAFT DATED 10/03/96


                    CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1

                    CAPITA EQUIPMENT RECEIVABLES TRUST 1996-1
                             RECEIVABLE-BACKED NOTES
                 $__________% RECEIVABLE-BACKED NOTES, CLASS A-1
                 $__________% RECEIVABLE-BACKED NOTES, CLASS A-2 $__________% RECEIVABLE-BACKED NOTES, CLASS A-3 $__________% RECEIVABLE-BACKED NOTES, CLASS A-4 $__________% RECEIVABLE-BACKED NOTES, CLASS B

                          UNDERWRITING AGREEMENT (U.S.)
                     ______________________________________

                                                               October ___, 1996
Goldman, Sachs & Co.,
As representative (the "Representative") of the
  several Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

          Antigua Funding Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of $_________ principal amount of the ___% Receivable-Backed Notes, Class A-1, $_______ principal amount of the ___% Receivable-Backed Notes, Class A-2, $_______ principal amount of the ___% Receivable-Backed Notes, Class A-3, $_______ principal amount of the ___% Receivable-Backed Notes, Class A-4, and $_______ principal amount of the ___% Receivable-Backed Notes, Class B (collectively, the "U.S. Securities"), of the Capita Equipment Receivables Trust 1996-1 (the "Trust") (together with the International Securities (as defined below), the "Securities"). The Trust was created and now exists pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement") dated as of September 1, 1996, between the Company and The Bank of New York, as owner trustee (the "Owner Trustee"). The Securities will be issued under an Indenture (the "Indenture"), dated as of October __, 1996 between the Trust and The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"). The Trust is also issuing to the Company $_______ principal amount of Equity Certificates (the "Certificates") evidencing beneficial interests in the Trust.

          The Company will purchase the Contracts (as defined below) and certain interests in the equipment related to the Contracts (the "Equipment") from AT&T Capital Leasing Services, Inc., a Massachusetts corporation, AT&T Credit Corporation, a Delaware corporation, NCR Credit Corp., a Delaware corporation and AT&T Commercial Finance Corporation, a Delaware corporation (each an "Originator" and collectively, the "Originators") under a Purchase and Sale Agreement (the "Purchase Agreement"). Each of the Originators is a direct or indirect wholly-owned subsidiary of AT&T Capital Corporation ("TCC"). The Trust will acquire a pool of equipment leases (each a "Lease Contract") and installment sale contracts, promissory notes, loan and security agreements and similar types of receivables (each a "Loan Contract", and collectively with the Lease Contracts, the "Contracts"), the security interest of the Company in Equipment securing the Loan Contracts, a security interest in the Company's interest in the Equipment related to the Lease Contracts and certain other rights pursuant to the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), among the Company, the Trust and TCC, pursuant to which TCC has agreed to service the contracts. On the Time of Delivery (as defined in Section 4 hereof), the Company will purchase such Contracts and the Originators' interest in the Equipment from the Originators pursuant to the Purchase Agreement to be entered into by the Company, TCC, and each of the Originators. In addition, one or more financial institutions (the "Cash Collateral Depositors"), at the Time of Delivery, will enter into a loan agreement (the "Loan Agreement") pursuant to which the Cash Collateral Depositors and the Company will deposit $__________ (the "Initial Deposit") into the Cash Collateral Account at the Time of Delivery. As used herein, the term "Related Documents" means the Trust Agreement, the Securities, the Indenture, the Transfer and Servicing Agreement, the Purchase Agreement, the Loan Agreement and the Letter of Representations, between the Company, the Trust, the Indenture Trustee and the Depository Trust Company.

          It is understood and agreed to by all parties that the Company, TCC and each of the Originators are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company of an aggregate of $________ principal amount of the ___% Receivable-Backed Notes, Class A-1, $_______ principal amount of the ___% Receivable-Backed Notes, Class A-2, $______ principal amount of ___% Receivable-Backed Notes, Class A-3, $________ principal amount of the ___% Receivable-Backed Notes, Class A-4 and $_______ principal amount of the ___% Receivable-Backed Notes, Class B, of the Trust (the "International Securities") through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Nomura International plc is acting as lead manager. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of Securities between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale contemplated by the foregoing, one relating to the Securities hereunder and the other relating to the International Securities. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Securities shall include all the Securities which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

          Capitalized terms used herein without definition shall have the meanings set forth in the Indenture.

          1    Each of the Company and TCC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Trust, the Company and the Securities meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); a registration statement on Form S-3 (File No. 333-08465) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective and (ii) the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the "Registration Statement"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company or the Trust filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made (and taking into account Rule 430A of the Act, which permits certain information to be omitted from a preliminary prospectus), not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in the statements relating to the Underwriters and this Agreement and the International Underwriting Agreement set forth in (i) the next-to-last paragraph of the cover page, the second sentence of the seventh paragraph on the inside cover page, the second bold paragraph on the inside cover page, the second sentence under "Risk Factors -- Limited Liquidity", the statements in the first two paragraphs, the second sentence of the fourth paragraph, the seventh paragraph and the eighth paragraph under "Underwriting" in the Prospectus related to the U.S. Securities and (ii) the next-to-last paragraph of the cover page, the third sentence in the seventh full paragraph of the first inside cover page, the bold paragraph on the second inside cover page, the second sentence under "Risk Factors -- Limited Liquidity," the statements in the first two paragraphs, the second sentence in the third paragraph, the tenth paragraph and the eleventh paragraph under "Underwriting" in the Prospectus related to the International Securities (collectively, the "Provided Information");

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in the Provided Information;

          (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in the Provided Information;

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, TCC, the Originators or the Trust (other than as contemplated in the Registration Statement) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement, the International Underwriting Agreement or any of the Related Documents to which it is a party or (2) the Contracts or the Trust Estate (as defined in the Trust Agreement);

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; TCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; each of the Originators has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of its incorporation; each of the Company and TCC has the power and authority (corporate and other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under this Agreement, the International Underwriting Agreement and the Related Documents to which it is a party; each of the Originators has the power and authority (corporate and other) to own its properties and conduct its business to the extent described in the Prospectus and to perform its obligations under the Purchase Agreement; and each of the Company, TCC and the Originators has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

          (g) The Trust has been duly created and is validly existing as a trust pursuant to the laws of the State of New York, with power and authority to own its properties and conduct its business as described in the Prospectus, and to perform its obligations under each of the Related Documents to which it is a party;

          (h) As of the Time of Delivery, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body that is required to be obtained or made by the Company, TCC, the Trust and each of the Originators or their subsidiaries for the consummation of the transactions contemplated by this Agreement, the International Underwriting Agreement and the Related Documents shall have been obtained or made, except for such consents, approvals, authorizations, registrations or qualifications as may be required under Blue Sky laws;

          (i) Any taxes, fees and other governmental charges that are assessed and due in connection with the execution, delivery and issuance of this Agreement, the International Underwriting Agreement and each Related Document shall have been paid or will be paid at or prior to the Time of Delivery to the extent then due;

          (j) This Agreement and the International Underwriting Agreement have been duly authorized, executed and delivered by the Company and TCC and, when executed by the other parties hereto, will constitute a valid and legally binding obligation of the Company and TCC, enforceable in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

          (k) The Securities have been duly and validly authorized and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust entitled to the benefits provided by the Indenture under which they are to be issued, which Indenture will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, assuming the due authorization, execution and delivery thereof by the other parties thereto, the Indenture will constitute a valid and legally binding instrument of the Trust, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; assuming the due authorization, execution and delivery thereof by the other parties thereto, each of the other Related Documents will constitute a valid and legally binding obligation of the Company, TCC and the Originators, as applicable, enforceable in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; the execution, delivery and performance by the Company, TCC, the Originators and the Trust of the Related Documents to which they are a party and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action and proceedings; and the Securities, the Indenture, the Transfer and Servicing Agreement, the Purchase Agreement and the other Related Documents will conform to the descriptions thereof in the Prospectus;

          (l) The issue of the Securities by the Trust and sale of the Securities by the Company hereunder and under the International Underwriting Agreement and the compliance by the Trust, the Company and TCC with all of the provisions of this Agreement and the International Underwriting Agreement, and the compliance by the Trust, the Company, TCC and each of the Originators with all of the provisions of all of the Related Documents to which they are parties and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust, the Company, TCC or the Originators is a party (except with respect to the notifications and consents required under certain of the Contracts described in paragraph
     (R) in the Schedule of Representations attached to the Purchase Agreement, which will be given or obtained no later than 10 days after the Time of Delivery to the extent described in subsection 5(j) hereof or will otherwise be repurchased as provided in the Transfer and Servicing Agreement) or by which the Trust, the Company, TCC or the Originators or any of their subsidiaries is bound or to which any of the property or assets of the Trust, the Company, TCC or the Originators is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company, TCC or the Originators or the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, the Company, TCC or the Originators or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Securities by the Trust and the sale of the Securities by the Company or the consummation by the Trust, the Company, TCC or the Originators of the transactions contemplated by this Agreement, the International Underwriting Agreement or the Related Documents, except the registration under the Act of the Securities, such as have been obtained under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the International Underwriters;

          (m) There are no legal or governmental proceedings to which the Company, TCC, the Trust or any of the Originators is a party or of which any property of the Company, TCC, the Trust or any of the Originators is the subject (i) asserting the invalidity of this Agreement, the International Underwriting Agreement, the Securities or any other Related Documents, (ii) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement, the International Underwriting Agreement, or any Related Document, (iii) which would, if determined adversely to the Company, TCC, the Trust or an Originator, materially and adversely affect the performance by the Company, TCC, the Trust or such Originator, of their respective obligations under, or the validity or enforceability of, this

     Agreement, the International Underwriting Agreement, the Securities or the other Related Documents, as applicable, (iv) seeking to affect adversely the federal income tax attributes of the Securities described in the Prospectus or (v) which would, if determined adversely to the Company, TCC, the Trust or an Originator, individually or in the aggregate, have a material adverse effect on the Company, TCC, the Trust or such Originator; and, to the best of the Company's and TCC's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (n) The Company, TCC, and each of the Originators are not in violation of their respective Certificate of Incorporation or By-laws and the Trust is not in violation of the Trust Agreement, and neither the Company, TCC, the Trust nor any of the Originators is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (o) Each of the Company and the Trust are not and, after giving effect to the offering and sale of the Securities and other transactions contemplated hereby, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (p) Neither the Trust, the Company, TCC, the Originators nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (q) As of the Cut-off Date, the computer tape of the Contracts made available to the Representative by TCC, the Originators and the Company was accurate in all material respects;

          (r) No selection procedures adverse to the holders of the Securities have been or will be used in selecting the Contracts from among the lease and loan contracts owned by the Originators as of the Cut-off Date;

          (s) Upon execution and delivery of the Purchase Agreement and the consummation of the transactions thereunder, the Company will acquire the Contracts and the Originators' interest in the related Equipment, free and clear of any lien, charge or encumbrance (other than as contemplated by the Related Documents) but subject to the rights of the related obligors; and, upon execution and delivery of the Transfer and Servicing Agreement, the Trust will acquire the Contracts, free and clear of any lien, charge or encumbrance (other than as contemplated by the Related Documents) but subject to the rights of the related obligors;

          (t) As of the date hereof and as of the Time of Delivery, a Repurchase Event (as defined in the Purchase Agreement) does not and will not exist with respect to Contracts constituting a material portion of the Contract Pool Principal Balance (as defined in the Indenture);

          (u) As of the date hereof, the Company is a wholly-owned direct subsidiary of TCC and at the Time of Delivery will become a wholly-owned subsidiary of the Originators; and

          (v) In accordance with General Accepted Accounting Principles, as currently in effect, each party to the Purchase Agreement will treat the transactions contemplated by the Purchase Agreement as a sale of the Contracts and the Originators' interest in the related Equipment to the Company, and the Company will treat the transactions contemplated by the Transfer and Servicing Agreement as a sale of the Contracts to the Trust.

     All representations, warranties and agreements made herein shall be deemed made as of the date hereof and as of the Time of Delivery; PROVIDED, HOWEVER, that to the extent any representation or warranty relates to a specific date, such representation and warranty shall be deemed to continue to relate to such date.

          2. Subject to the terms and conditions herein set forth, the Company agrees to cause the Trust to issue the Securities and the Company agrees to sell to each of the Underwriters, and Goldman, Sachs & Co. agrees, jointly with each other Underwriter, and each of the other Underwriters agrees, severally and not jointly, to purchase from the Company, the principal amount of U.S. Securities set forth opposite the name of such Underwriter, and at the purchase price set forth, in Schedule I hereto.

          3. (a) It is understood that upon the authorization by the Representative of the release of the U.S. Securities, the Underwriters propose and agree to offer the U.S. Securities for sale upon the terms and conditions set forth in the Prospectus.

               (b) Each of the Underwriters agree that if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it will not effect any transaction in the U.S. Securities within the United States or induce or attempt to induce the purchase of or sale of the U.S. Securities within the United States, except that you shall be permitted to make sales to the other Underwriters or to its United States affiliates; provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act, and in conformity with the Rules of Fair Practice of the NASD as such rules apply to non-NASD brokers or dealers.

          4. (a) The U.S. Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the U.S. Securities to Goldman, Sachs & Co., for the account of each Underwriter, against payment by Goldman, Sachs & Co. (by or on behalf of each such Underwriter or otherwise) of the purchase price therefor by wire transfer payable to the order of the Company in Federal (same day) funds (to such account or accounts as the Company shall designate), by causing DTC to credit the U.S. Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the U.S. Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on October __, 1996 or such other time and date as Goldman, Sachs & Co., the Company and Nomura International plc may agree upon in writing. Such time and date are herein called the "Time of Delivery".

               (b) The documents to be delivered at Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the U.S. Securities and any additional documents requested by the Underwriters pursuant to Section 7(w) hereof, will be delivered at the offices of Dorsey & Whitney LLP, 250 Park Avenue, New York, New York (the "Closing Location"), and the U.S. Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 10 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. The Company and TCC, jointly and severally, agree with each of the Underwriters that:

          (a) The Company will prepare the Prospectus in a form approved by the Representative and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which shall be disapproved by the Representative promptly after reasonable notice thereof; will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company (on behalf of the Trust) or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, will promptly use its best efforts to obtain the withdrawal of such order;

          (b) The Company will promptly from time to time take such action as the Representative may reasonably request to qualify the Securities for offering and sale under the securities laws of such States as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such States for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company or the Trust shall not be required to qualify as a foreign corporation or entity or to file a general consent to service of process in any State;

          (c) The Company will furnish the Underwriters with copies of the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act or the Trust Indenture Act, will notify the Representative and upon the Representative's request will file such document and will prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representative's request but at the expense of such Underwriter, will prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) The Company will cause the Trust to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the later of the Time of Delivery and such earlier time as the Representative may notify the Company, neither the Company, TCC nor the Originators will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities (other than the Certificates and the securities sold pursuant to that certain Placement Agreement, dated the date hereof between the Company, the Originators, TCC and certain placement agents) secured by or evidencing interests in receivables similar to the Contracts;

          (f) So long as any Securities shall be outstanding, the Company will deliver or cause to be delivered to the Representative the annual statement as to compliance and the annual statement of a firm of independent public accountants required to be delivered to the Indenture Trustee pursuant to Sections 3.10 and 3.11 of the Transfer and Servicing Agreement, as soon as such statements are furnished to the Company;

          (g) The Company will furnish such information, execute such instruments and take such actions, if any, as the Representative may reasonably request in connection with the filing with the NASD relating to the Securities should the Representative determine that such filing is required or appropriate;

          (h) So long as any of the Securities are outstanding, the Company will furnish or cause the Trust to furnish to the Representative as soon as practicable (i) all documents required to be distributed to the holders of the Securities or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, (ii) all monthly reports required to be delivered to or filed with the Owner Trustee or the Indenture Trustee, (iii) all notices or requests to or from the Rating Agencies with respect to the Securities that have been delivered to or received by the Company or the Trust and (iv) from time to time, any other publicly available information concerning the Company or the Trust filed with any government or regulatory authority, as the Representative may reasonably request;

          (i) At the Time of Delivery, the electronic ledger used by TCC as a master record of the Contracts conveyed by the Originators to the Company and by the Company to the Trust shall be marked in such a manner as shall clearly indicate the Trust's absolute ownership of the Contracts, and from and after the Time of Delivery, neither the Company, TCC, the Originators nor any of their affiliates shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Transfer and Servicing Agreement;

          (j) No later than 10 days after the Time of Delivery, the Originators and TCC will deliver to the Representative a written certification that all notifications and consents required by paragraph (R) in the Schedule of Representations attached to the Transfer and Servicing Agreement have been given, or obtained, as applicable, or if not given or obtained within such period, the related Contract has been repurchased pursuant to the terms of the Purchase Agreement.

          (k) To the extent, if any, that the rating provided with respect to the Securities by any of the Rating Agencies that initially rate the Securities is conditional upon the furnishing of documents or the taking of any other actions by the Trust, the Company, the Originators or TCC, the Company and TCC will use their best efforts to furnish, as soon as practicable, such documents and take (or cause the taking of) any such other actions;

          (l) The Company will cause the Trust to use the net proceeds received by it from the issuance of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (m) The Company will file with the Commission such reports on Form SR for so long as such filings are required by Rule 463 under the Act; and

          (n) The Company shall use its reasonable best efforts to cause the Securities to be approved for listing on the Luxembourg Stock Exchange on or before the Time of Delivery.

          6. The Company and TCC covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Syndicate Agreement (as defined below), the Selling Agreement, if any, any Related Document, the Blue Sky Memoranda, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys;
(iv) any fees charged by the Rating Agencies for rating the Securities, the Certificates and the loans made pursuant to the Loan Agreement; (v) the up-front fees and expenses of the Indenture Trustee and Owner Trustee and any agent of the Indenture Trustee and Owner Trustee and the up-front fees and disbursements of counsel for the Indenture Trustee and Owner Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and TCC herein are, at and as of the Time of Delivery, true and correct (except to the extent that any representation or warranty relates to a specific date, in which case such representation or warranty shall be deemed to continue to relate to such date), the condition that the Company and TCC shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction;

          (b) Cadwalader, Wickersham & Taft, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated the Time of Delivery, with respect to the incorporation of the Company, this Agreement, the validity of the Related Documents, the Notes, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) The Underwriters shall have received (i) from Dorsey & Whitney LLP., opinions in respect of "true sale" and "nonconsolidation" in form and substance reasonably satisfactory to them or letters authorizing the Underwriters to rely upon such opinions and (ii) letters authorizing the Underwriters to rely upon any other opinion or opinions delivered by counsel or certificates delivered by any party to any of the Rating Agencies in connection with the transactions contemplated by this Agreement and the Related Documents;

          (d) Dorsey & Whitney LLP., counsel for the Company, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; the Trust has been duly created and is validly existing as a trust pursuant to the laws of the state of New York; and each of the Company and the Trust has the power and authority (corporate, trust and other) to own its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the International Underwriting Agreement and the Related Documents to which it is a party, and to consummate the transactions contemplated thereby and hereby;

              (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Trust is a party or of which any property of the Company or the Trust is the subject which, if determined adversely to the Company or the Trust would individually or in the aggregate have a material adverse effect on the ability of the Company or the Trust to fulfill their obligation under this Agreement, the International Underwriting Agreement or the Related Documents; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

             (iii) This Agreement, the International Underwriting Agreement and each Related Document to which the Company is a party have been duly authorized, executed and delivered by the Company;

              (iv) Each Related Document to which the Trust is a party has been duly authorized and executed and delivered by the Trust;

               (v) Each Related Document to which the Company is a party, each Related Document to which the Trust is a party, each Related Document to which TCC is a party and each Related Document to which the Originators are parties constitutes, assuming due authorization, execution and delivery thereof by the other parties thereto, the valid and binding obligation of the Company, the Trust, TCC or each of the Originators, as applicable except as enforceability may be limited by
          (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

              (vi) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Trust entitled to the benefits provided by the Indenture and are enforceable in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law;

             (vii) The issuance of the Securities by the Trust and sale of the Securities by the Company and the compliance by the Trust and the Company with all of the provisions of the Related Documents, this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Trust or the Company or any of their subsidiaries is a party or by which the Trust or the Company or any of their subsidiaries is bound or to which any of the property or assets of the Trust or the Company or any of their subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Trust Agreement or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Trust or the Company or any of their subsidiaries or any of their properties;

            (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue by the Trust and sale of the Securities by the Company or the consummation by the Trust and the Company of the transactions contemplated by the Related Documents, this Agreement and the International Underwriting Agreement, except the registration under the Act and qualification under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the International Underwriters;

              (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required on the part of the Company, in connection with the sale of the Contracts and the Originators' interest in the Equipment from the Originators to the Company and the transfer of the Contracts from the Company to the Trust;

               (x) To the best of such counsel's knowledge and information, the execution and delivery of this Agreement, the International Underwriting Agreement and the Related Documents and the consummation of the transactions contemplated herein and therein will not result in the violation by the Company or the Trust of the provisions of any applicable federal or New York law or administrative regulation;

              (xi) The statements set forth in the Prospectus under the captions "DESCRIPTION OF THE NOTES" and "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT", insofar as they purport to constitute a summary of the terms of the Securities, the Indenture and the Transfer and Servicing Agreement, under the caption "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" -- "RISK FACTORS -- Bankruptcy and Insolvency Risks, -- Certain Legal Aspects, and -- No Gross-Up Withholding Tax" insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects. The statements set forth in the Prospectus under the caption "UNITED STATES TAXATION" accurately describe the material Federal income tax consequences to holders of the Securities, and the statements in the Prospectus under the caption "ERISA CONSIDERATIONS", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto (but subject to the qualifications therein set forth), have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Securities under ERISA;

             (xii) Neither the Company nor the Trust is, and after giving effect to the offer and sale of the Securities and Certificates, will be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

            (xiii) The Indenture has been duly qualified under the Trust Indenture Act, and the Trust Agreement is not required to be qualified under the Trust Indenture Act;

             (xiv) To the extent the assignment pursuant to the Purchase Agreement constitutes a contribution in accordance with the intent of the parties, the assignment to the Company pursuant to the Purchase Agreement will transfer to the Company all the right, title and interest of each Originator in and to the Contracts (including any security interest in the related Equipment created by the Contracts), the Originators' interests in the Leased Equipment and all proceeds thereof free and clear of any liens, claims or encumbrances. The Contracts constitute "chattel paper" under the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") (except for those Contracts financing the purchase only of software or maintenance services, which Contracts constitute "general intangibles" under the New York UCC). The filing of the financing statements with respect to the Contracts (including any security interest in the related Equipment created by the Contracts) naming each Originator as debtor and the Company as secured party in the offices of ______________, ______________, _____________
          and __________ [insert appropriate filing offices in the States where the Originators have their respective chief executive offices] (the "Originators Contracts Filing Offices") will perfect the security interest (as defined in Section 1-201(37) of the New York UCC to include the interest of a buyer of chattel paper) of the Company in such Contracts (including any security interest in the related Equipment created by the Contracts) (except for those Contracts financing the purchase only of software or maintenance services, which Contracts constitute "general intangibles" under the New York UCC). In the event that a court were to conclude that after such contribution, the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originator's interest in the Leased Equipment were property of the Originators, the provisions of the Purchase Agreement are effective to create in favor of the Company a valid security interest in each Originator's right, title and interest in the Contracts (including any security interest in the related Equipment created by the Contracts), the Leased Equipment and all proceeds thereof to secure the loans deemed to have been made to the Originators by the Company pursuant to the Purchase Agreement (the "Originator Loans"). Upon the filing of the financing statements with respect to the Contracts (including any security interest in the related Equipment created by the Contracts) and the Leased Equipment and naming each Originator as a debtor and the Company as secured party in the Originators Contracts Filing Offices and in [list filing offices where financing statements will be filed for Equipment] (the "Equipment Filing Offices"), such security interest will be a first priority perfected security interest in Originator's interest in the Contracts (including any security interest in the related Equipment created by the Contracts) and the proceeds thereof and a perfected security interest in the Leased Equipment. No other filings or actions are necessary except for the filing of appropriate continuation statements at five-year intervals. The perfection of the Company's security interest in the Contracts (including any security interest in the related Equipment created by the Contracts) is governed by the laws of [States in which Originators chief executive offices are located], respectively. The perfection of the Company's security interest in the Leased Equipment is governed by the laws of the States in which the Equipment is located;

              (xv) To the extent the assignment pursuant to the Transfer and Servicing Agreement constitutes a sale in accordance with the intent of the parties, the assignment to the Trust pursuant to the Transfer and Servicing Agreement will transfer to the Trust all the right, title and interest of the Company in and to the Contracts (including any security interest in the related Equipment created by the Contracts), the Originators' Loans (including any security therefor) and all proceeds thereof free and clear of all liens, claims and encumbrances. The filing of the financing statements with respect to the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators' Loans (including any security therefor) and naming the Company as debtor and the Trust as secured party in the office of the Secretary of State of New Jersey (the "Company Contracts Filing Office") will perfect the security interest (as defined in Section 1-201(37) of the New York UCC to include the interest of a buyer of chattel paper) of the Trust in such Contracts (including any security interest in the related Equipment created by the Contracts) (except for the purchase of those Contracts financing the purchase only of software or maintenance services, which Contracts constitute "general intangibles" under the New York UCC). In the event a court were to conclude that such assignment was not a sale, the provisions of the Transfer and Servicing Agreement are effective to create in favor of the Trust a valid security interest in the Company's right, title and interest in and to the Contracts (including any security interest in the related Equipment created by the Contracts), the Originators' Loans (including any security therefor) and all proceeds thereof to secure the loan deemed to have been made to the Company by the Trust pursuant to the Transfer and Servicing Agreement (the "Company Loan"). Upon the filing of financing statements with respect to the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators' Loans (including any security therefor) and naming the Company as debtor and the Trust as secured party in the Company Contracts Filing Office, such security interest will be a first priority perfected security interest in the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators' Loans (including any security therefor).

          The Transfer and Servicing Agreement is effective to create a valid security interest in favor of the Trust to secure payment of amounts described in Sections 2.1(a)(i)(3) and 2.1(a)(ii) (the "Sharing Obligation") in the Depositor's right, title and interest in and to the Leased Equipment. Upon the filing of financing statements naming the Company as debtor and the Trust as secured party with respect to the Leased Equipment in the Equipment Filing Offices, the security interest of the Trust in the Leased Equipment and all proceeds thereof will be a perfected security interest. The naming of the Trust as assignee on each financing statement naming an Originator as debtor and the Company as secured party and covering the Contracts (including any security interest in the related Equipment created by the Contracts) and the Leased Equipment is effective to assign of record to the Trust the Company's security interest in each Originator's interest in the Contracts and in the Leased Equipment and to make the Trust the secured party of record for all purposes with respect thereto. No other filings or actions are necessary except for the filing of appropriate continuation statements at five-year intervals. The perfection of the Trust's security interest in the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators
          Loans (including the security therefor) is governed by the laws of the State of New Jersey. The perfection of the Trust's security interest in the Leased Equipment is governed by the laws of the States in which the Equipment is located;

             (xvi) The Indenture is effective to create a valid security interest in favor of the Indenture Trustee to secure the Notes in the Trust's right, title and interest in and to the Contracts (including any security interest in the related Equipment created by the Contracts) and the Trust's right, title and interest in the Sharing Rights (including any security therefor), the Originators' Loans (including any security therefor) and the Company Loan (including any security therefor) and all proceeds thereof. Upon the filing of financing statements with respect to the Contracts (including any security interest in the related Equipment created by the Contracts), the Sharing Rights (including any security therefor), the Originators' Loans (including any security therefor) and the Company Loan (including any security therefor) in the offices of the Secretary of State of the State of New York and the City Register of New York County and naming the
          Trust as debtor and the Indenture Trustee as secured party, such security interest will be a first priority perfected security interest in the Contracts (including any security interest in the related Equipment created by the Contracts), the Sharing Rights (including any security therefor), the Originators' Loans (including any security therefor) and the Company Loan (including any security therefor). The naming of the Indenture Trustee as assignee with respect to each financing statement naming the Company as debtor and the Trust as secured party and covering the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators' Loans (including any security therefor) and the Leased Equipment in the respective filing offices where each such financing statement was filed is effective to assign to the Indenture Trustee of record the Trust's security interest in the Company's interest in the Leased Equipment and the Trust's security interest in the Company's interest in the Originators' interest in the Contracts (including any security interest in the related Equipment created by the Contracts) and the Originators' Loans (including any security therefor) and to make the Indenture Trustee the secured party of record for all purposes with respect thereto.
          The filing of UCC-3 assignments naming the Indenture Trustee as assignee with respect to each financing statement covering the Contracts and the Equipment and naming the Originator as debtor and the Company as secured party and the Trust as assignee in the filing office in which each such financing statement was filed is effective to assign to the Indenture Trustee of record the Company's interest in the Originator's interest in the Contracts (including any security interest in the related Equipment created by the Contracts) and the Leased Equipment and to make the Indenture Trustee the secured party of record for all purposes with respect thereto. No other filings or actions are necessary except for the filing of appropriate continuation statements at five-year intervals. The provisions of the Indenture, together with compliance with the requirements set forth in the Indenture for the investment of funds in Eligible Investments, are effective to create in favor of the Indenture Trustee to secure the Notes a valid, first priority perfected security interest in the Eligible Investments credited to the Cash Collateral Account and Trust Accounts and the proceeds thereof. The perfection of the Indenture Trustee's security interest in the Contracts (including any security interest in the related Equipment created by the Contracts), the Sharing Rights (including any security therefor), the Originators' Loans (including any security therefor) and the Company Loan (including any security therefor) will be governed by the laws of State of New York;

            (xvii) The Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened;

           (xviii) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company or the Trust prior to the Time of Delivery comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder;

             (xix) Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xi) of this Section 7(d), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company or the Trust prior to the Time of Delivery (other than the financial statements, schedules and statistical data, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company or the Trust prior to the Time of Delivery (other than the financial statements, schedules and statistical data, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company or the Trust prior to the Time of Delivery (other than the financial statements, schedules and statistical data, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required (provided that the matters set forth in this subsection (xix) may be stated by such counsel in a separate letter); and

              (xx) The Class A-1 Notes are eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act.

          In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Company, TCC, the Originators and public officials.

          (e) The Underwriters shall have received from each of Dorsey & Whitney LLP and Cadwalader, Wickersham & Taft opinions in respect of tax matters in form and substance reasonably satisfactory to them;

          (f) The Underwriters shall have received one or more opinions from counsel of TCC and the Originators, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) TCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; each of the Originators has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation; TCC has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the International Underwriting Agreement and the Related Documents to which it is a party, and to consummate the transactions contemplated thereby and hereby; each of the Originators has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, to enter into and perform its obligations under the Purchase Agreement, and to consummate the transactions contemplated thereby;

              (ii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which TCC or any of the Originators is a party or of which any property of TCC or any of the Originators is the subject which, if determined adversely to TCC or any of the Originators would individually or in the aggregate have a material adverse effect on the ability of TCC or any of the Originators to fulfill their obligation under, in the case of TCC, this Agreement and the International Underwriting Agreement and, in the case of TCC and the Originators, the Related Documents to which they are a party; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

             (iii) This Agreement, the International Underwriting Agreement and each Related Document to which TCC is a party have been duly authorized, executed and delivered by TCC;

              (iv) The Purchase Agreement has been duly authorized and executed and delivered by each of the Originators;

               (v) The compliance by TCC with all of the provisions of the Related Documents to which it is a party, this Agreement and the International Underwriting Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which TCC or any of its subsidiaries is a party or by which TCC or any of its subsidiaries is bound or to which any of the property or assets of TCC or any of its subsidiaries is subject, (other than with respect to Contracts as to which the Depositor and TCC have a contingent obligation to repurchase as described in paragraph (R) of the Schedule of Representations) nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the TCC or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the TCC or any of its subsidiaries or any of its properties; the compliance by each of the Originators with all of the provisions of the Purchase Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Originators or any of their subsidiaries is a party or by which the Originators or any of their subsidiaries is bound or to which any of the property or assets of the Originators or any of their subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Originators or any statute or any order, rule or regulation known to such counsel or any court or governmental agency or body having jurisdiction over the Originators or any of their subsidiaries or any of their properties;

              (vi) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by TCC and the Originators of the transactions contemplated by the Related Documents, and by TCC of this Agreement and the International Underwriting Agreement;

             (vii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body will be required on the part of TCC or the Originators in connection with the transfer of the Contracts and the Originators' interest in the Equipment from the Originators to the Company;

            (viii) To the best of such counsel's knowledge and information, (i) the execution and delivery of this Agreement, the International Underwriting Agreement and the Related Documents and the consummation of the transactions contemplated herein and therein will not result in the violation by TCC of the provisions of any applicable federal or state law or administrative regulation and (ii) the execution and delivery of the Purchase Agreement and the consummation of the transactions contemplated therein will not result in the violation by the Originators of the provisions of any applicable federal or state law or administrative regulation; and

              (ix) The assignment of the Originators' interest in the Contracts and the Equipment, all documents and instruments relating thereto and all proceeds thereof to the Company will transfer all the rights, title and interest of the Originators in and to the Contracts and the Equipment, free and clear of any liens then existing or thereafter created (subject to such conditions and assumptions as may be specified in such opinion).

               In rendering such opinion, counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New Jersey, the United States or the General Corporation Law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion or advice of other counsel of good standing believed by such counsel to be reliable and acceptable to the Representative and its counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of TCC, the Company, the Originators and public officials.

          (g) Thacher, Proffitt & Wood, counsel for the Indenture Trustee, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Indenture Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the State of New York, with full power and authority to execute and deliver the Related Documents to which it is a party and perform its obligations thereunder;

              (ii) No consent, approval or authorization of, or registration, declaration or filing with, any federal or State of New York court or governmental agency or body is required for the execution, delivery or performance by the Indenture Trustee of the Related Documents to which it is a party;

             (iii) The execution and delivery of the Related Documents to which it is a party by the Indenture Trustee and the performance by the Indenture Trustee of the respective terms thereof do not conflict with or result in a violation of (A) any federal or State of New York law or regulation governing the banking or trust powers of the Indenture Trustee and (B) the charter documents or by-laws of the Indenture Trustee;

              (iv) To the best of such counsel's knowledge, there are no actions proceedings or investigations pending or threatened against or affecting the Indenture Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Indenture Trustee to carry out the transactions contemplated in the Related Documents to which it is a party;

               (v) The Related Documents to which it is a party have been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law; and

              (vi) The Securities have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

          (h) Emmet, Marvin & Martin, LLP, counsel for the Owner Trustee, shall have furnished to the Underwriters their opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) The Owner Trustee has been duly organized and is validly existing as a New York banking corporation in good standing under the laws of the State of New York;

              (ii) The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the Related Documents to which the Trust is a party;

             (iii) The execution and delivery of the Trust Agreement and, on behalf of the Trust, of the Related Documents to which the Trust is a party, and the performance by the Owner Trustee of its obligations under the Trust Agreement, and the Related Documents to which the Trust is a party have been duly authorized by all necessary corporate action of the Owner Trustee and each has been duly executed and delivered by the Owner Trustee;

              (iv) The Related Documents to which the Trust is a party constitute valid and binding agreements of the Owner Trustee, enforceable against the

          Owner Trustee in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and general equity principles;

               (v) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the Related Documents to which the Trust is a party do not require any consent, approval or authorization of, or any registration or filing with, any New York or federal governmental authority having jurisdiction over the trust power of the Owner Trustee, other than those consents, approvals or authorizations as have been obtained and the filing of the Certificate of Trust with the Secretary of State of the State of New York;

              (vi) The Securities have been duly authorized, executed and issued by the Owner Trustee, on behalf of the Trust; and

               (i) The execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, the Related Documents to which the Trust is a party, and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in breach or violation of or constitute a default under, the Articles of Incorporation or By-laws of the Owner Trustee.

          (i) (i) On the date of the Prospectus, (ii) at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and
     (iii) at the Time of Delivery, Arthur Andersen LLP and Coopers & Lybrand L.L.P. shall each have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "agreed-upon procedures letters" to underwriters in transactions of this nature, including a statement to the effect that Arthur Andersen LLP and Coopers & Lybrand L.L.P. are independent public accountants with respect to the Trust, the Company, the Originators and TCC, as defined in the Act and the rules and regulations of the Commission thereunder;

          (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the Company, TCC, the Originators or the Trust (other than as contemplated in the Registration Statement) which, in the judgment of the Representative, would be expected to have an effect on either (a) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement, the International Underwriting Agreement or any of the Related Documents to which it is a party or (b) the Contracts or the Trust Estate, that, in either case, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the

     Securities as contemplated by the Registration Statement and the Prospectus (and any supplements thereto);

          (k) At the Time of Delivery, the Representative shall have received from the Owner Trustee a certificate signed by one or more duly authorized officers of the Owner Trustee, dated as of the Time of Delivery, as to the due acceptance of the Trust Agreement by the Owner Trustee and the due execution and delivery of the Securities delivered by the Owner Trustee in accordance therewith and such other matters as the Representative shall reasonably request;

          (l) At the Time of Delivery, (i) the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall be rated by each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch Investors Service, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") in their highest rating category; the Class B Notes shall be rated at least "A" by S&P, "A2" by Moody's, "A" by Fitch and "A" by DCR; and the Equity Certificates shall be rated at least "BBB" by S&P, "Baa2" by Moody's, "BBB" by Fitch and "BBB" by DCR;

          (m) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

          (n) Each of the Company and TCC shall have delivered to the Representative a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined this Agreement, the International Underwriting Agreement, the Transfer and Servicing Agreement, the Indenture the Loan Agreement, the Prospectus (and any supplements thereto) and the Registration Statement and that:

               (i) the representations and warranties of the Company or TCC, as applicable, in this Agreement are true and correct at and as of the Time of Delivery as if made on and as of the Time of Delivery (except to the extent they expressly relate to an earlier date, in which case the representations and warranties of such party are true and correct as of such earlier date as if made at the Time of Delivery);

              (ii) the Company or TCC, as applicable, has complied with all the agreements and satisfied all the material conditions of its part to be performed or satisfied under this Agreement and the International Underwriting Agreement at or prior to the Time of Delivery;

             (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signer, threatened;

              (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change, or any development involving a prospective change, in or affecting the Company, TCC, the Originators or the Trust (other than as contemplated in the Registration Statement) which would be expected to have a material adverse effect on either (1) the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement, the International Underwriting Agreement or any of the Related Documents to which it is a party or (2) the Contracts or the Trust Estate;

               (v) as of the Time of Delivery, a Repurchase Event does not exist with respect to Contracts constituting a material portion of the Contract Pool Principal Balance; and

              (vi) as to such other matters as the Representative may reasonably request.

          (o) Each of the Originators shall have delivered to the Underwriters a certificate, dated the Time of Delivery, signed by its Chairman of the Board, President, Executive Vice President, Senior Vice President, Vice President, principal financial officer, principal accounting officer, or treasurer to the effect that the signer of such certificate has examined the Purchase Agreement and that:

               (i) as of the Time of Delivery, a Repurchase Event does not exist with respect to a material portion of the Contracts sold by such Originator to the Company; and

              (ii) as to such other matters as the Representative may reasonably request.

          (p) The Company shall have delivered to the Representative a copy, certified by an officer of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (including all exhibits) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement.

          (q) The Representative shall have received a copy of an executed Certificate of Merger, evidencing that it has been filed with the Secretary of State of Delaware, with respect to consummation of the merger of TCC with and into Antigua Acquisition Corporation, with a certification from either the Company or TCC that such Certificate of Merger is a true and correct copy of the original;

          (r) The Company, TCC, the Owner Trustee, the Indenture Trustee and the Trust shall have executed and delivered each Related Document to which it is a party and the Originators shall have executed and delivered the Purchase Agreement;

          (s) The Underwriters shall have received copies of all UCC searches and evidence reasonably satisfactory to counsel to the Underwriters of the filing of all UCC financing statements as described in Section 7(d),(xiv),
     (xv) and (xvi) hereof and the taking of any other action in all jurisdictions necessary to protect and perfect the ownership and security interests of the Company, the Trust and the Indenture Trustee in the Contracts, and in the case of the Equipment, to the extent described in the Prospectus and Section 7(d),(xiv), (xv) and (xvi) hereof;

          (t) The Loan Agreement shall have been duly authorized, executed and delivered by each party thereto; on or prior to the Time of Delivery, the Indenture Trustee shall have established the Cash Collateral Account pursuant to Section 8.06 of the Indenture and the Cash Collateral Depositors and the Company shall have deposited the Initial Deposit in the Cash Collateral Account; and all fees due and payable to the Cash Collateral Depositors as of the Time of Delivery shall have been paid in full on or prior to the Time of Delivery;

          [(u) The Underwriters shall have received from counsel for each of the [name of foreign Cash Collateral Depositors] reasonably acceptable to the Representative, an opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative, to the effect that:

               (i) such Cash Collateral Depositor is a corporation duly organized and validly existing under the laws of its country of organization and has the corporate power and authority under the laws of its country of organization to execute, deliver and perform its obligations under the Loan Agreement through the [Branch];

              (ii) the Loan Agreement has been duly authorized and, when executed and delivered by such Cash Collateral Depositor through the [Branch], will constitute the valid and legally biding obligation of such Cash Collateral Depositor enforceable against the [Branch] in accordance with its terms, subject, as to enforcement, to (A) bankruptcy, insolvency, reorganization, liquidation, readjustment of debt and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, reorganization, liquidation or readjustment of debt of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, the [Branch], and (B) the effect of any moratorium or similar occurrence affecting the [Branch];

             (iii) the Loan Agreement is enforceable in accordance with its terms against such Cash Collateral Depositor's head office in its country of organization if the [Branch] defaults in its obligations thereunder, subject, as to enforcement, to (A) bankruptcy, insolvency, reorganization, liquidation, readjustment of debt and other laws and equitable principles relating to or affecting the enforcement of creditors' rights generally as they may be applied in the event of the bankruptcy, insolvency, reorganization, liquidation or readjustment of debt of, or the appointment of a receiver with respect to the property of, or a similar event applicable to, such Cash Collateral Depositor, and (B) the effect of any moratorium or similar occurrence affecting such Cash Collateral Depositor;

              (iv) no consent or approval of any governmental authority in its country of organization is required as a condition to the validity of the Loan Agreement;

               (v) the choice of the law of the State of New York to govern the Loan Agreement is valid under the laws of its country of organization, and a court in such country would uphold such choice of law in a suit, action or other proceeding on the Loan Agreement brought in a court in such country; and

              (vi) any judgment for a fixed and definite sum of money rendered by the courts of the State of New York or the United States of America located in the State of New York, in respect of any suit, action or other proceeding against the [Branch] for the enforcement of the Loan Agreement will, upon request, be declared valid and enforceable against such Cash Collateral Depositor by the competent courts of its country of organization, without reexamination of the matters adjudicated upon, if such judgment is not subject to appeal and is enforceable according to the laws of the State of New York or United States Federal law.]

          (v) The Underwriters shall have received from United States counsel for each of the Cash Collateral Depositors reasonably acceptable to the Representative, an opinion, dated the Time of Delivery, in form and substance satisfactory to the Representative to the effect that:

               (i) such Cash Collateral Depositor is licensed by the superintendent of banks or similar department of the State in which it maintains a branch for the conduct of the banking business contemplated by the Loan Agreement;

              (ii) no authorization, consent or approval of or by any governmental authority of the United States or the state in which it maintains the [Branch] for the conduct of business is necessary for the execution, delivery and performance by such Cash Collateral Depositor or the [Branch] of the Loan Agreement, except such authorizations, consents and approvals as are in full force and effect;

             (iii) the Loan Agreement has been duly authorized, executed and delivered by the [Branch]; and

              (iv) the Loan Agreement constitutes the legal, valid and binding obligation of such Cash Collateral Depositor and the [Branch], enforceable against such Cash Collateral Depositor and the [Branch] in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of debt or other similar laws affecting the enforcement of creditors' rights generally, as such laws may be applied in the event of a bankruptcy, insolvency, reorganization, liquidation, moratorium, readjustment of such debt or other similar proceedings of or affecting such Cash Collateral Depositor or the [Branch], and subject to the application of general principles of equity regardless of whether such enforceability is considered in a proceeding at law or in equity; and

          (w) The Underwriters and counsel to the Underwriters shall have received such information, certificates and documents as the Underwriters or counsel for the Underwriters may reasonably request.

          8. (a) The Company and TCC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company and TCC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Provided Information in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement.

               (b) Each Underwriter will indemnify and hold harmless the Company and TCC against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration

Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Provided Information in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement; and will reimburse the Company and TCC for any legal or other expenses reasonably incurred by the Company and TCC in connection with investigating or defending any such action or claim as such expenses are incurred.

               (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

               (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and TCC on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and TCC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and TCC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or TCC on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, TCC and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

               (e) The obligations of the Company and TCC under this Section 8 shall be in addition to any liability which the Company and TCC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or TCC (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or TCC within the meaning of the Act.

          9. If Goldman, Sachs & Co. shall fail to purchase all of the Securities which it has agreed to purchase hereunder, Nomura International plc, pursuant to Section 9 of the Agreement between U.S. and International Underwriting Syndicates (the "Syndicate Agreement"), of even date herewith, between Goldman, Sachs & Co., on behalf of itself and the U.S. Underwriters and Nomura International plc, on behalf of itself and the International Underwriters, has agreed to purchase such unpurchased Securities. If an Underwriter named herein, other than Goldman, Sachs & Co., has defaulted in its obligation to purchase all of the Securities which it has agreed to purchase hereunder, Nomura International plc and Goldman, Sachs & Co., pursuant to Section 9 of the Syndicate Agreement, have agreed to each purchase one-half of such unpurchased Securities. If Goldman, Sachs & Co. shall default on its obligation to purchase one-half of such Securities, Nomura International plc has agreed, pursuant to Section 9 of the Syndicate Agreement, to purchase all of such unpurchased Securities. The Underwriters agree that the Company shall be a third party beneficiary of Section 9 of the Syndicate Agreement and the Company hereby accepts such third party beneficiary status. Notwithstanding the foregoing, nothing herein shall relieve a defaulting Underwriter from liability for its default.

          10. The respective indemnities, agreements, representations, warranties and other statements of the Company, TCC and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or TCC, or any officer or director or controlling person of the Company or TCC, and shall survive delivery of and payment for the Securities.

          Anything herein to the contrary notwithstanding, the indemnity agreement of the Company and TCC in subsection (a) of Section 8 hereof, the representations and warranties in subsections (b), (c) and (d) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company or TCC pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company or TCC, of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that such interest shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          11. If the Underwriters fail to purchase all of the U.S. Securities pursuant to Sections 2 and 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 8 hereof; but, if for any other reason, the U.S. Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the

Underwriters through the Representative for all out-of-pocket expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the U.S. Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

          12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

          All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to TCC shall be delivered or sent by mail, telex or facsimile transmission to AT&T Capital Corporation, 44 Whippany Road, Morristown, New Jersey 07962-1983, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

          13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and TCC and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and TCC and each person who controls the Company and TCC or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the U.S. Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

          14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us one for each of the Company and TCC and for each of the Underwriters plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and TCC.

                                   Very truly yours,
                                   Antigua Funding Corporation

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                   AT&T Capital Corporation

                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
  as Representative of the Underwriters

---------------------------------
    (Goldman, Sachs & Co.)

                                   SCHEDULE I


                                        Total Aggregate Principal Amount
     Underwriter                          of Securities to be Purchased
     -----------                -----------------------------------------------
                                Class A-1 Class A-2 Class A-3 Class A-4 Class B

Goldman, Sachs & Co. . . . . .  $         $         $         $         $
Lehman Brothers Inc. . . . . .  $         $         $         $         $
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated . . . .  $         $         $         $         $
                                --------- --------- --------- --------- -------
J.P. Morgan Securities Inc.. .  $         $         $         $         $
                                --------- --------- --------- --------- -------
          Total. . . . . . . .  $         $         $         $         $
                                --------- --------- --------- --------- -------
                                --------- --------- --------- --------- -------



          Purchase Price Paid by
     Underwriters (as a percentage of
    the principal amount of each class
           of U.S. Securities)*
    ----------------------------------

Class A-1:  ___%
Class A-2:  ___%
Class A-3:  ___%
Class A-4:  ___%
Class B:    ___%

* plus accrued interest from ______, 1996 to the Time of Delivery